UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2007

International Gold Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50103	20-0873122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 S. Alton Way, Suite B-230, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(303) 936-1300

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On September 7, 2007, International Gold Resources, Inc., a Delaware Corporation (the "the Company"), issued 500,000 cashless warrants (the "Warrants") to Armada Capital, L.L.C. in exchange for consulting services.  Each Warrant provides the right to purchase one (1) unregistered share of the Company’s common stock, $0.00002 par value per share ("Common Stock"), at an exercise price of $0.25 per share.  The Warrants shall become exercisable as follows:  (i) two hundred fifty thousand (250,000) Warrants shall vest immediately upon issuance, and (ii) two hundred fifty thousand (250,000) Warrants shall vest, if at all, upon the Company securing ten million dollars ($10,000,000) in financing after the date of issue, but on or before December 31, 2008.  The Warrants shall expire on July 31, 2012.  No underwriting discounts or commissions were paid in connection with this transaction.  The Company issued the foregoing securities in reliance on Section 4(2) of the Securities Act of 1933, as amended, based on the identity and number of investors.

On November 1, 2007, the Company issued to Rodolfo "Mike" Michels, the Vice President of Brazilian Operations of the Company, 500,000 cashless warrants as a bonus for his outstanding work in Brazil (the "Bonus Warrants") and 500,000 cashless warrants in order to bring his compensation in-line with a fair and equitable rate of pay for his role as Vice President of Brazilian Operations (the "Salary Warrants").  Each Bonus Warrant and each Salary Warrant provides the right to purchase one (1) unregistered share of Common Stock at an exercise price of $0.50 per share, with vesting for all Bonus Warrants and Salary Warrants after one (1) year.  The Bonus Warrants and Salary Warrants shall expire on July 31, 2012.  No underwriting discounts or commissions were paid in connection with this transaction.  The Company issued the foregoing securities in reliance on Section 4(2) of the Securities Act of 1933, as amended, based on the identity and number of investors.

On November 20, 2007, the Company sold 1,083,334 unregistered shares of Common Stock in a private placement to multiple accredited investors at $0.60 per share of Common Stock or $650,000 in the aggregate.  As part of the private placement transaction, and for no additional consideration, each accredited investor also received one (1) warrant for each share of Common Stock purchased, or 1,083,334 warrants in aggregate, with an exercise price of $1.50 per share, exercisable for one (1) unregistered share of Common Stock, and exercisable for one (1) year from the date of issuance in accordance with the terms and conditions therein.  No underwriting discounts or commissions were paid in connection with this transaction.  The Company issued the foregoing securities in reliance on Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, based on the identity and number of investors.

On November 20, 2007, the Company sold 4,500,000 unregistered warrants (the "Warrants") in a private placement to multiple accredited investors at $0.60 per each Warrant or $2,700,000 in the aggregate.  Each Warrant can be exercised for a unit ("Unit"), where a Unit consists of one (1) unregistered and validly issued, fully paid, and non-assessable share of Common Stock, and one (1) stock warrant, with an exercise price of $1.50 per share, immediately exercisable into one (1) unregistered share of Common Stock, and exercisable for one (1) year in accordance with the terms and conditions set forth in such warrant ("Stock Warrant").  The Warrants shall fully vest when the Company’s amended and restated certificate of incorporation, which, among other things, increases the amount of authorized Common Stock issuable to 200,000,000 shares, is filed with the Delaware Secretary of State.  No underwriting discounts or commissions were paid in connection with this transaction.  The Company issued the foregoing securities in reliance on Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, based on the identity and number of investors.

On November 21, 2007, the Company issued a press release announcing the two private placements that closed on November 20, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

99.1

Press Release, issued November 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Gold Resources, Inc.

/s/ Tim B. Acton
Tim B. Acton
President and Chief Executive Officer

Dated:  November 26, 2007